Exhibit 99.1

June 15, 2013

Ron Wheet, CEO

Revolutions Medical Corporation

670 Marina Drive, 3rd Floor

Charleston, SC 29492

Ron,

I regret to inform you that I am resigning my position as Chief Financial Officer of Revolutions Medical Corporation effective immediately. I appreciate the opportunity that I have had to work for the Company.

Sincerely,

/s/ Burt Hodges

Burt Hodges